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                                                                    EXHIBIT 23.2

                                  CONSENTS OF

                INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO INC.

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 17, 1997, included in Tenneco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 5, 1997

                       INDEPENDENT PUBLIC ACCOUNTANTS FOR
                    TENNECO THRIFT PLAN FOR HOURLY EMPLOYEES

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 20, 1997, included in the Annual Report of the Tenneco Thrift Plan for Hourly Employees on Form 11-K for the year ended December 31, 1996.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 5, 1997

                   INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO
                     401(K) SAVINGS PLAN FOR CHIPPEWA FALLS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 25, 1997, included in the Annual Report of the Tenneco 401(k) Savings Plan for Chippewa Falls on Form 11-K for the year ended December 31, 1996.

                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
December 5, 1997